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                                                                   Exhibit 10.33

                                  AMENDMENT TO

               CONSULTING, NO CONFLICT AND NONDISCLOSURE AGREEMENT


         This Amendment to Consulting, No Conflict and Nondisclosure Agreement (this "Amendment") is entered into as of October 1, 1999 (the "Effective Date") by and between Metrocall, Inc., a Delaware corporation (the "Company") and Elliott H. Singer ("Singer").

                                     RECITAL
         The Company and Singer wish to amend the Consulting, No Conflict and Nondisclosure Agreement entered into effective as of May 16, 1996 between the Company and Singer (the "Agreement") as set forth below and in accordance with Paragraph 17 of the Agreement.

                                   AGREEMENTS
         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Singer hereby agree as follows:

         1. Paragraph 4 of the Agreement is hereby amended by replacing the first sentence of Paragraph 4 with the following sentence:

         "Subject to Singer's full compliance with the terms of this Agreement including the conditions set forth below, the Company shall pay to Singer payments at a rate equal to $365,625 per year from the Termination Date until the fourth anniversary of the Termination Date, payable no less frequently than biweekly or payable in lump sum at Singer's option."


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         2. Paragraph 5 of the Agreement is hereby amended by replacing the first sentence of Paragraph 5 with the following and adding the following additional sentence:

         "Subject to Singer's full compliance with the terms of this Agreement including the conditions set forth below, between the Termination Date and the fourth anniversary of the Termination Date, Singer shall be entitled to participate in the life, medical, and disability benefits programs of the Company to the extent (i) (I) the Company can arrange such participation at a cost to the Company comparable to that applicable to covering a current employee and (II) the Company can obtain the agreement of its third-party insurers and stop-loss carriers and (ii) such participation is not prohibited by law or such as to call into question the otherwise applicable tax treatment for plans covering employees. The Company shall pay any applicable premiums."

         3. Paragraph 6 of the Agreement is hereby amended by replacing the words "third anniversary" in the first sentence of Paragraph 6 with the words "fourth anniversary".

         4. This Amendment in no way shall limit or otherwise affect Singer's options as set forth in Attachment 1 hereto.

         5. This Amendment shall become effective as of the date first above written. Except as expressly set forth in this Amendment, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of either Singer or the Company under the Agreement, and shall not amend or in any way affect the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby.
         6. This Amendment shall be construed in accordance with and governed by the internal laws of Delaware, without giving effect to any conflicts of law provisions.

                                       2
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         7. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute on contract.








                                       3
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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment or caused this Amendment to be duly executed by their authorized representatives as of the day and year first above written.


                                       METROCALL, INC.


                                       By:      /s/   Vincent D. Kelly
                                       -------------------------------
                                                Vincent D. Kelly
                                                Chief Financial Officer
                                       Date:   October 1, 1999


                                       By:      /s/   Elliott Singer
                                       -----------------------------
                                                Elliott Singer
                                       Date:   October 1, 1999






                                       4
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                                                                    Attachment 1







ELLIOTT SINGER OPTIONS REPORT
AS OF OCTOBER 1, 1999

    Grant Date         Grant Type          Options         Option Price      Expiration Date      Options Exercisable
                                         Outstanding

    1/17/1997       Non Qualified          10,000            $ 6.00                 1/17/2007       10,000 current

     2/4/1997       Non Qualified          88,408              6.00                11/9/2004        88,408 current

     2/4/1997       Non Qualified          53,044              6.00                8/17/2005        53,044 current

     2/6/1997       Non Qualified           5,000              6.00                2/5/2007          5,000 current

    1/17/1998       Non Qualified           1,000              5.125               1/17/2008         1,000 current

     2/4/1998       Non Qualified          10,000              5.125               2/3/2008         10,000 current

    1/17/1999       Non Qualified           1,000              5.625               1/16/2009         1,000 current

     2/3/1999       Non Qualified          10,000              5.125               2/2/2009         10,000 current

                                          178,452                                                  178,452